Immediate Release
Contact:
Ken Lamb
248.754.0884

BORGWARNER POSTS SECOND QUARTER EARNINGS OF $0.78 PER DILUTED SHARE (EXCLUDING NON-RECURRING ITEMS) FUELED BY SALES GROWTH OF 55%

RAISES FULL YEAR EARNINGS GUIDANCE 15% TO $2.60 TO $2.80 PER SHARE

Auburn Hills, Michigan, July 30, 2010 – BorgWarner Inc. (NYSE:  BWA) today reported second quarter 2010 U.S. GAAP earnings of $0.68 per diluted share. Excluding non-recurring items in both periods, earnings were $0.78 per diluted share compared with a net loss of $(0.05) per diluted share a year ago.  Sales were up 55.2% from second quarter 2009 as growing demand for its fuel-efficient technologies drove the global powertrain systems supplier’s strong results.

Second Quarter Highlights:

• Sales were $1,421.7 million, up 55.2% from second quarter 2009.
• U.S. GAAP earnings were $0.68 per diluted share. For comparison with other periods, second quarter 2010 earnings were $0.78 per diluted share excluding non-recurring items.
o Non-recurring items included a $28.0 million environmental litigation settlement, partially offset by an $8.0 million equity investment gain.
• Operating income was $117.3 million, on a reported basis. Excluding non-recurring items, operating income was $137.3 million, or 9.7% of sales.
• The Company repurchased approximately 4.1 million shares of its common stock.
• Net debt to capital ratio at the end of the quarter was 27.5%.

Second Quarter Performance:  “Growing demand for our leading-edge powertrain products drove our second quarter results,” said Timothy Manganello, Chairman and CEO of BorgWarner.  “Our sales were up 55% in second quarter 2010 compared with second quarter 2009, while global vehicle production was up 29%. The primary driver of our out-performance was new business growth as our product technology continued to penetrate the global market. Favorable macroeconomic trends, such as the continued volume shift in Europe toward vehicles with higher BorgWarner content, including diesels, also boosted results.”

“In addition, a continued sharp focus on managing costs while sales grew resulted in an operating income margin of 9.7% in the quarter, excluding non-recurring items, which is the highest quarterly operating income margin that we have achieved since 2002.”

2010 Improved Outlook:  Today the Company raised its earnings guidance for 2010 to a range of $2.60 to $2.80 per diluted share from a previous range of $2.20 to $2.50 per diluted share. Both the current guidance range and the previous guidance range exclude non-recurring items.  Revenue growth in 2010 is now expected to be 32% to 35% compared with 2009. “Our outlook for vehicle production in North America, Europe and China has improved since we last provided guidance,” Manganello said. “More importantly, we expect our growth to outpace the market as demand for our products continues to gain momentum. It is our expectation that 2010 will be a record earnings year for the Company.”

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BORGWARNER POSTS STRONG SECOND QUARTER/2

Financial Results:  Sales were $1,421.7 million in second quarter 2010, up 55.2% from $916.2 million in second quarter 2009.  Net earnings in the quarter were $82.8 million, or $0.68 per diluted share, compared with a net loss of $(35.9) million, or $(0.31) per diluted share in second quarter 2009. Second quarter 2010 net earnings included net non-recurring items of $(0.10) per diluted share.  Second quarter 2009 net earnings included net non-recurring items of $(0.26) per diluted share. These items are listed in a table below as reconciliations of non-U.S. GAAP measures, which are provided by the Company for comparison with other results, and the most directly comparable U.S. GAAP measures.  The impact of foreign currencies in second quarter 2010, primarily the Euro, lowered sales by $24.1 million, while the impact on net earnings was $0.01 per diluted share.

For the first six months of 2010, sales were $2,708.5 million, up 56.0% compared with $1,735.7 million in the first six months of 2009.  Net income in the first six months of 2010 was $159.0 million, or $1.31 per diluted share, compared with a net loss of $(42.9) million, or $(0.37) per diluted share, in the first six months of 2009. Net earnings in the first six months of 2010 included net non-recurring items of $(0.12) per diluted share. The Company’s net loss in the first six months of 2009 included net non-recurring items of $(0.20) per diluted share. These items are listed in a table below as reconciliations of non-U.S. GAAP measures, which are provided by the Company for comparison with other results, and the most directly comparable U.S. GAAP measures.  The impact of foreign currencies, primarily the Euro, increased sales by $35.5 million in the first six months of 2010 compared with the first six months of 2009, while the impact on net earnings was $0.05 per diluted share.

The following table reconciles the Company's non-U.S. GAAP measures included in the press release, which are provided for comparison with other results, and the most directly comparable U.S. GAAP measures:

Net earnings or (loss) per diluted share	Second Quarter		First Six Months
	2010	2009	2010	2009

Non – U.S. GAAP	$0.78	$(0.05)	$1.42	$(0.17)

Reconciliations:
Environmental litigation settlement	(0.14)		(0.14)
BERU-Eichenauer equity investment gain	0.04		0.04
Medicare Part D tax law change			(0.02)
Restructuring activities		(0.29)		(0.29)
Interest rate derivative agreements		0.04		(0.03)
Adoption of ASC Topic 805—acquisition activity				(0.03)
Muncie closure retiree obligation net gain				0.15

U.S. GAAP	$0.68	$(0.31)*	$1.31 *	$(0.37)

*Column does not add due to rounding

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BORGWARNER POSTS STRONG SECOND QUARTER/3

Net cash provided by operating activities was $208.3 million in the first six months of 2010 compared with $173.8 million in the first six months of 2009.  Investments in capital expenditures, including tooling outlays, totaled $107.4 million in the first six months of 2010, compared with $88.3 million in the first six months of 2009.  Balance sheet debt increased by $124.0 million and cash on hand decreased by $169.9 million compared with the end of 2009 primarily due to the acquisition of Dytech ENSA SL, the repurchase of approximately 4.1 million shares of common stock and the adoption of amended ASC Topic 860, “Accounting for Transfer of Financial Assets”, which requires the Company to reflect its $50 million receivables securitization facility in its financial statements. The ratio of balance sheet debt net of cash to capital was 27.5% at the end of second quarter 2010 compared with 17.9% at the end of 2009.

Engine Group Results:  Engine segment net sales were $1,017.6 million in second quarter 2010, up 51.8% from $670.4 million in the prior year’s quarter as a result of strong turbocharger and timing system growth in the Asian markets along with solid turbocharger growth in Europe. Excluding the impact of currency, sales were up approximately 55%.  Adjusted earnings before interest and income taxes were $132.8 million for the Engine Group in second quarter 2010 compared with $44.0 million in second quarter 2009.

Drivetrain Group Results:  Drivetrain segment net sales were $408.7 million in second quarter 2010, up 64.3% from $248.8 million in the prior year’s quarter.  Excluding the impact of currency, sales were up approximately 66%.  Four-wheel drive system sales in the Asian markets were sharply higher in second quarter 2010 compared with second quarter 2009. Also, higher dual clutch transmission modules and other automatic transmission component sales in Europe boosted results. Adjusted earnings before interest and income taxes were $37.3 million for the Drivetrain Group in second quarter 2010 compared with a loss of $(8.8) million in second quarter 2009.

Recent Highlights:

•
The Company’s Board of Directors authorized the repurchase of an additional 5 million shares of common stock.  The new authorization was made in anticipation of exhausting the limited number of shares that remain available under the previous authorization from 2008. The Company has maintained share repurchase programs since 1997.

•
In April, the Company acquired Dytech ENSA SL, a producer of exhaust gas recirculation (EGR) coolers, EGR tubes, and integrated EGR modules including valves for automotive and commercial vehicle applications, both on- and off-road. With locations in Spain, Portugal and India, Dytech ENSA employs approximately 1,000 people and supplies customers such as Renault/Nissan, VW/Audi, Ford, Fiat, Navistar, GM, Daimler, PSA, Suzuki, Mahindra & Mahindra, TATA, Ashok Leyland, MAN, and IVECO. Dytech ENSA’s annual sales for 2009 were approximately $180 million.

•
In anticipation of market growth expected for its electric cabin heaters, BorgWarner bought out its joint venture partner in BERU-Eichenauer GmbH, which was formed to develop and manufacture electric cabin heaters. The acquisition formally took effect on May 1, 2010.

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BORGWARNER POSTS STRONG SECOND QUARTER/4

•
BorgWarner has been selected by JCB Power Systems to supply both wastegate and variable turbine geometry (VTG) turbochargers for the new versions of its Dieselmax 4.4-Liter engines starting in 2012. Designated the JCB ‘Ecomax T4’, the engines will be used in a number of applications including agricultural, construction, and materials handling machinery. BorgWarner's turbocharger technology will help this new engine meet stringent Interim Tier 4/Stage III B regulations without the need for exhaust aftertreatment or (DPF) Diesel Particulate Filters. These regulations require up to a 50% reduction in nitrogen oxide (NOx) emissions compared with previous standards.

•
Powered by BorgWarner’s regulated two-stage (R2S®) and variable turbine geometry (VTG) turbocharging technologies, the new 740d boasts BMW’s most powerful 3.0-liter straight six-cylinder diesel engine, while improving fuel economy up to 4 percent compared with its predecessor. For the first time in a passenger car, the combination of direct fuel injection plus R2S® and VTG turbocharging sets new standards in improved performance and torque as well as reduced emissions and increased fuel economy. Accelerating from 0 to 62 mph (100 km/h) in just 6.3 seconds, the BMW 740d achieves a combined 34 mpg (6.9 liters/100 km) and meets Euro 5 emissions standards.

•
BorgWarner's improved Cool Logic® variable speed fan drives are now standard equipment on MACK® Granite®, Titan® and Pinnacle™ model heavy-duty commercial diesel trucks, used in dump truck, mixer and snow plow applications, as well as highway hauling. Based on four million miles of fleet testing, Cool Logic fan drives improve fuel economy up to 3% (depending on route terrain, truck load and duty cycle) compared with traditional fan drives, delivering substantial savings to truck fleet owners.

•
BorgWarner has been chosen to supply its regulated two-stage turbocharging (R2S®) technology to MAN for engines used to power medium-duty trucks and urban buses in the Latin American market beginning in 2012. To meet growing demand for increased power output and reduced emissions, MAN selected BorgWarner’s innovative turbocharging system for its common-rail, four-cylinder and six-cylinder diesel. Produced at BorgWarner’s facility in Campinas, Brazil, the optimized turbocharging system helps the new engines achieve impressive fuel economy, reduced emissions and improved performance. MAN Latin America leads the truck market in Brazil with a market share of more than 30 percent.

At 9:30 a.m. ET today, a brief conference call concerning second quarter results will be webcast at: http://www.borgwarner.com/invest/webcasts.shtml.

Auburn Hills, Michigan-based BorgWarner Inc. (NYSE: BWA) is a product leader in highly engineered components and systems for vehicle powertrain applications worldwide. The company operates manufacturing and technical facilities in 60 locations in 18 countries. Customers include VW/Audi, Ford, Toyota, Renault/Nissan, General Motors, Hyundai/Kia, Daimler, Chrysler, Fiat, BMW, Honda, John Deere, PSA, and MAN. The Internet address for BorgWarner is: http://www.borgwarner.com

# # #
Statements contained in this news release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections.  Words such as “outlook”, "expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements.  Such risks and uncertainties include: fluctuations in domestic or foreign vehicle production, the continued use of outside suppliers, fluctuations in demand for vehicles containing our products, changes in general economic conditions, and other risks detailed in our filings with the Securities and Exchange Commission, including the Risk Factors, identified in our most recently filed Annual Report on Form 10-K.  We do not undertake any obligation to update any forward-looking statements.

BorgWarner Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions of dollars, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net sales	$1,421.7	$916.2	$2,708.5	$1,735.7
Cost of sales	1,146.3	800.0	2,194.6	1,539.9
Gross profit	275.4	116.2	513.9	195.8

Selling, general and administrative expenses	137.8	115.4	268.1	189.5
Restructuring expense	-	50.3	-	50.3
Other expense	20.3	-	21.9	-
Operating income (loss)	117.3	(49.5)	223.9	(44.0)

Equity in affiliates' earnings, net of tax	(10.0)	(4.8)	(19.3)	(5.0)
Interest income	(0.6)	(0.7)	(1.2)	(1.2)
Interest expense and finance charges	14.2	9.0	28.4	28.1
Earnings (loss) before income taxes and noncontrolling interest	113.7	(53.0)	216.0	(65.9)

Provision (benefit) for income taxes	26.0	(19.1)	46.9	(25.7)
Net earnings (loss)	87.7	(33.9)	169.1	(40.2)

Net earnings attributable to the noncontrolling interest, net of tax	4.9	2.0	10.1	2.7
Net earnings (loss) attributable to BorgWarner Inc.	$82.8	$(35.9)	$159.0	$(42.9)

Reconciliation to diluted earnings (loss) per share:

Net earnings (loss) attributable to BorgWarner Inc.	$82.8	$(35.9)	$159.0	$(42.9)
Addback net interest expense on convertible debt	5.1	-	10.1	-
Diluted net earnings (loss) attributable to BorgWarner Inc.	$87.9	$(35.9)	$169.1	$(42.9)

Earnings (loss) per share - diluted	$0.68	$(0.31)	$1.31	$(0.37)

Weighted average shares outstanding (millions) - diluted	129.1	116.6	129.4	116.3

Supplemental Information (Unaudited)
(millions of dollars)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Capital expenditures, including tooling outlays	$52.1	$49.7	$107.4	$88.3

Depreciation and amortization:
Fixed assets and tooling	$57.4	$56.8	$114.5	$114.1
Other	7.1	6.1	13.6	11.9
	$64.5	$62.9	$128.1	$126.0

BorgWarner Inc.
Net Sales by Reporting Segment (Unaudited)
(millions of dollars)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Engine	$1,017.6	$670.4	$1,923.6	$1,294.9

Drivetrain	408.7	248.8	794.5	447.0

Inter-segment eliminations	(4.6)	(3.0)	(9.6)	(6.2)

Net sales	$1,421.7	$916.2	$2,708.5	$1,735.7

Adjusted Earnings (Loss) Before Interest and Income Taxes ("Adjusted EBIT") (Unaudited)
(millions of dollars)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Engine	$132.8	$44.0	$239.5	$79.9

Drivetrain	37.3	(8.8)	74.0	(41.5)

Adjusted EBIT	170.1	35.2	313.5	38.4

Muncie closure retiree obligation net gain	-	-	-	(27.9)

Environmental litigation settlement	28.0	-	28.0	-

BERU-Eichenauer equity investment gain	(8.0)	-	(8.0)	-

Corporate, including equity in affiliates' earnings and stock-based compensation	22.8	29.6	50.3	55.0

Restructuring expense	-	50.3	-	50.3

Interest income	(0.6)	(0.7)	(1.2)	(1.2)

Interest expense and finance charges	14.2	9.0	28.4	28.1

Earnings (loss) before income taxes and noncontrolling interest	113.7	(53.0)	216.0	(65.9)

Provision (benefit) for income taxes	26.0	(19.1)	46.9	(25.7)

Net earnings (loss)	87.7	(33.9)	169.1	(40.2)

Net earnings attributable to the noncontrolling interest, net of tax	4.9	2.0	10.1	2.7

Net earnings (loss) attributable to BorgWarner Inc.	$82.8	$(35.9)	$159.0	$(42.9)

BorgWarner Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(millions of dollars)

	June 30, 2010	December 31, 2009

Assets

Cash	$187.5	$357.4
Receivables, net	977.4	732.0
Inventories, net	378.8	314.3
Other current assets	158.6	148.1
Total current assets	1,702.3	1,551.8

Property, plant and equipment, net	1,405.9	1,490.3
Other non-current assets	1,861.0	1,769.3
Total assets	$4,969.2	$4,811.4

Liabilities and Stockholders' Equity

Notes payable and other short-term debt	$185.7	$69.1
Accounts payable and accrued expenses	1,161.8	977.1
Income taxes payable	34.8	-
Total current liabilities	1,382.3	1,046.2

Long-term debt	780.6	773.2
Other non-current liabilities	748.2	769.3

Total BorgWarner Inc. stockholders' equity	2,016.1	2,185.3
Noncontrolling interest	42.0	37.4
Total stockholders' equity	2,058.1	2,222.7

Total liabilities and stockholders' equity	$4,969.2	$4,811.4

BorgWarner Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(millions of dollars)

	Six Months Ended
	June 30,
	2010	2009

Operating
Net earnings (loss)	$169.1	$(40.2)
Non-cash charges (credits) to operations:
Depreciation and amortization	128.1	126.0
Environmental litigation settlement, net of cash paid	28.0	-
Restructuring expense, net of cash paid	-	44.0
Convertible bond premium amortization	8.9	4.2
Deferred income tax benefit	(15.7)	(39.3)
BERU-Eichenauer equity investment gain	(8.0)	-
Other non-cash items	(8.1)	48.5
Net earnings (loss) adjusted for non-cash charges to operations	302.3	143.2
Changes in assets and liabilities	(94.0)	30.6
Net cash provided by operating activities	208.3	173.8

Investing
Capital expenditures, including tooling outlays	(107.4)	(88.3)
Net proceeds from asset disposals	3.9	13.7
Payments for business acquired, net of cash acquired	(164.7)	(7.5)
Proceeds from sale of business	5.0	-
Net cash used in investing activities	(263.2)	(82.1)

Financing
Net change in notes payable	67.8	(87.1)
Net change in long-term debt	(11.2)	223.6
Payments for noncontrolling interest acquired	-	(14.8)
Payment for purchase of bond hedge, net of proceeds from warrant issuance	-	(25.2)
Payment for purchase of treasury stock	(154.8)	-
Reduction in accounts receivable securitization facility	-	(50.0)
Proceeds from interest rate swap termination	-	30.0
Proceeds from stock options exercised, including the tax benefit	23.7	2.6
Dividends paid to BorgWarner stockholders	-	(13.8)
Dividends paid to noncontrolling stockholders	(7.8)	(8.3)
Net cash provided by (used in) financing activities	(82.3)	57.0

Effect of exchange rate changes on cash	(32.7)	4.8

Net increase (decrease) in cash	(169.9)	153.5

Cash at beginning of year	357.4	103.4
Cash at end of period	$187.5	$256.9